Notice of Annual Meeting of the Shareholders
                              to be Held

                            August 30, 2000
                                  at
                              Ramada Inn
                        225 Lordship Boulevard
                     Stratford, Connecticut 06615


To The Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of DCI Telecommunications, Inc. (the "Company") will be held at the Ramada Inn, Stratford, Connecticut on August 30, 2000 at 9:00 a.m. local time to hear a report on the condition of the Company from the Chief Executive Officer of the Company and to vote on the following proposals recommended by the Board of Directors for approval:

    (1) To elect three directors to serve until the next Annual Meeting of shareholders;

    (2) To ratify the selection of Feldman Sherb Horowitz & Co., P.C., as the Company's independent public auditors for the coming year; and,

    (3) To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on July 12, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only holders of the Company's common stock at the close of business on the record date are entitled to vote at the meeting.

      Adoption of the proposals will require the affirmative vote of a majority of the Common Stock voting on the proposal.

      You are cordially invited to attend the meeting in person. However, whether you plan to attend or not, we urge you to complete, date, sign, and return the enclosed proxy promptly in order that as many shares as possible may be represented at the meeting.

     A copy of the Company's Annual Report to Shareholders is enclosed.

                  BY ORDER OF THE BOARD OF DIRECTORS
              _______________________________________
                     John J. Adams, President/CEO
                        Stratford, Connecticut
                             June 30, 2000

                        DCI Telecommunications
                            611 Access Road
                          Stratford, CT 06615


                   Annual Meeting - August 30, 2000

June 30, 2000

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of shareholders of DCI Telecommunications, Inc. to be held on Wednesday August 30, 2000 at 9:00 a.m., at the Ramada Inn, Stratford, Connecticut.

     In addition to the specific matters to be voted on at the meeting, there will be a report on the Company's business and an opportunity for shareholders to ask questions. I hope you will be able to join us. If you are unable to attend, I strongly urge you to complete your enclosed proxy. Your vote is very important.

Sincerely,

John J. Adams
President/CEO

                     DCI Telecommunications, Inc.

          Proxy Statement for Annual Meeting of Shareholders
            Information concerning Solicitation and Voting
General

       The enclosed Proxy is solicited on behalf of DCI Telecommunications, Inc. (the "Company") for use at the Annual Meeting of shareholders to be held Thursday, August 30, 2000 at 9:00 a.m. local time and at any adjournment thereof for the purposes set forth herein and in accompanying Notice of Annual Meeting of shareholders. The Annual Meeting will be held at the Ramada Inn, Stratford, Connecticut.

      These proxy solicitation materials are being mailed on or about August 1, 2000 together with the Company's Annual Report to all shareholders entitled to vote at the meeting.

Record Date and Principal Shareholders

     Holders of record of Common Stock at the close of business on July 12, 2000 are entitled to notice of and to vote at the meeting. There are no other outstanding voting securities of the Company. At the record date, 33,775,644 shares of the Company's Common Stock were issued and outstanding. Each shareholder is entitled to one vote for each share of common stock held. The following table sets forth, as of the most recent practical date (July 12, 2000), those persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                     Amount and Nature    Percent of
 Name            of Beneficial Ownership     Class

Joseph J. Murphy      2,623,4821 (1)         7.77%
IXC Communications
   Services, Inc.      4,250,000            12.58%
Donnie Gross           1,743,033             5.16%
Steve Gross            1,743,033             5.16%

  1) Includes  1,050,727 shares which the beneficial owner,  455,090 shares which Grace Murphy, the beneficial owner's spouse, and 93,600 shares which Joseph J. Murphy III, the beneficial owner's son, have the right to acquire pursuant to options which are exerciseable within sixty days.

Section 16(a) Reports

      Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") requires officers and directors, and persons who own more than 10% of a registered class of the equity securities of a company which is registered under the 34 Act, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by certain regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that during its most recent fiscal year or prior fiscal years, all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with. Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or duly executed proxy bearing a later date or by attending the meeting and voting in person.
Voting and Solicitation

      In accordance with the Company's by-laws, directors shall be elected by the affirmative vote a plurality of the votes cast in person or by proxy by the holders of shares entitled to vote in election at the Annual Meeting of shareholders, and the ratification of Feldman
Sherb Horowitz & Co., P.C. as independent auditors shall be by the affirmative vote of the majority of the shares voting on the proposal in person or by proxy at the Annual Meeting; in each case, provided a quorum is present. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote. No shareholder shall be entitled to cumulate votes.

      The cost of soliciting proxies, which is estimated to be $2,000, will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter. Also, the Company has engaged Morrow & Co. to provide certain services in connection with the solicitation of the proxies.
Deadline for Receipt of Shareholder Proposals

      Proposals of shareholders of the Company which are intended to be presented by such shareholders at next year's Annual Meeting must be received by the Company by no later than March 23, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                            PROPOSAL NO. 1
                 NOMINATIONS FOR ELECTION AS DIRECTORS
Nominees

      A Board of three directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of directors to fill the vacancy or the Board may elect to fill such vacancy at a later date. The Company is not aware of any nominee who will be unable or decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of shareholders or until a successor has been elected and qualified.

     The names of the nominees, and certain information about them, are set forth below.

                     Director     Amount and Nature         Percent of
 Name           Age   Since     of Beneficial Ownership(b)    Class

John J. Adams(a) 60    1995            500,574                  1.4%
      President and CEO of DCI Telecommunications, Inc. Prior to his current position, Mr. Adams served as Vice President of Marketing for DCI from 1997 to 1999. Mr. Adams was formerly vice president for R&D Scientific Corp. from 1993 to 1997 and founder and president of Validation Services Corp. from 1993 to 1997. Mr. Adams was previously president of Prevent Chemicals, Ltd., a publicly traded manufacturer of specialty chemicals.

Joseph J. Murphy 62    1995          2,623,482                  7.7%
      Chairman of DCI Telecommunications, Inc. Mr. Murphy served as DCI's President and CEO since its inception to 1999. Prior to that he was executive vice president and chief financial officer from 1979 to 1990, and a member of the Board of Directors (1980 to 1984) of Aquarion Company, a New York Stock Exchange Company. Formerly, he was chief financial officer for Connecticut Energy Corp. from 1971 to 1979, a member of Price Waterhous from 1964 to 1967 and an officer in the United States Marine Corps from 1961 to 1964. He was a member of the Board of Directors of Boys/Girls Club of Bridgeport and served on the Economic advisory board for Fairfield University and Sudden Infant Death Syndrome (SIDS) for Fairfield County. He was also a member of the FBI/Marine Corps Association.

Clifford Postelnik 56  1999            200,000                  0.6%
      Director of Sales and Marketing, Corzon, Inc. Mr. Postelnik served as Director of Sales and Marketing for Fone.com in 1999. Mr. Postelnik was previously with Edge Communications in 1997 after a 30-year career in bilateral carrier contract negotiations and marketing to the tour and travel industry, airlines and hotels in Europe, Africa and the Orient.

All directors and executive officers as a group  3,324,056 (b) 9.84%

Notes:
(a) Executive officer of Registrant. Executive officers serve annual terms.
(b) Included in shares owned above are shares which the beneficial owner has the right to acquire from options within sixty days as follows: J. Adams, 494,574 shares; J. Murphy, 1,050,727 shares; and C. Postelnik, 200,000 shares. Shares beneficially owned directly or indirectly.

The Board of directors urges shareholders to vote "FOR" each of the nominees for directors set forth above.

                     _____________________________

                            PROPOSAL NO. 2
        RATIFICATION OF SELECTION OF CERTIFIED PUBLIC AUDITORS

      The Board of Directors of the Company has selected Feldman Sherb Horowitz & Co., P.C. as its independent public auditors for the fiscal year ending March 31, 2000. In accordance with a resolution of the Board of Directors, this selection is being presented to shareholders for ratification at the Annual Meeting.

      If the foregoing proposal is not approved by the shareholders or if, prior to the 2000 Meeting, Feldman Sherb Horowitz & Co., P.C. shall decline to act or otherwise become incapable of acting, or if its employment shall be otherwise discontinued by the Board of Directors, then the Board of Directors will appoint other independent public auditors whose employment for any period subsequent to the 2000 Annual Meeting will be subject to ratification by the shareholders at the meeting.

     The Company has been advised that representatives of Feldman Sherb Horowitz & Co., P.C. will be present at the meeting. Feldman Sherb Horowitz & Co., P.C. audited the Company's financial statements for the years ended March 31, 2000.

The Board of Directors recommends a vote "FOR" ratification of the selection of Feldman Sherb Horowitz & Co., P.C. as independent auditors.
                     _____________________________

Board Meetings

      The Board of Directors of the Company held 14 meetings during the period April 1, 1999 to March 31, 2000. All of the then incumbent directors attended all such meetings except for Carter Hills. Mr. Hills missed four meeting(s) during the period which he was appointed a director.

          Board of Directors Report on Executive Compensation

Executive Compensation Philosophy

     The Company's executive compensation program has the objective of aligning executive and shareholder interests in the context of an emerging company which must attract and retain executives with entrepreneurial talent and management ability. DCI is a young company which seeks to increase shareholder value by growing and becoming consistently profitable. The executive compensation program is accordingly designed to conserve compensation expense and provide stock incentives which motivate executives toward performance which enhances shareholder value.

Executive Compensation Program

     Each year, the Board of Directors recommends compensation arrangements for officers, including the salaries, stock option award levels and grants, and other matters of executive compensation.

     DCI's executive compensation program in 2000 consisted of two components: salary and stock options.

     The primary comparison for CEO compensation is the telecommunications comparison group of 10 investor-owned telecommunications companies to which DCI compares its business performance. The total compensation for the CEO will position him below the median of this comparison group.

     Salary ranges are set by periodic comparison to rates of pay for comparable positions within the telecommunications industry for corporate and telecommunications positions and the non-telecommunications industries for non-telecommunications positions. Individual salaries are generally considered for adjustment based on external salary levels, individual performance and potential, and/or changes in duties and responsibilities. The Company believes that officer salaries are below the median of the salaries reported for comparable positions.

CEO Compensation - 2000

     Based on its members' individual business judgments and available compensation data, the Board of Directors reviewed and approved the level and form of compensation for the Chief Executive Officer in 2000.

     Mr. Adam's base salary as CEO of DCI is positioned below the median among chief executives within the telecommunications comparison group.

Shareholder Return Presentation

     The following performance graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return on the Russell 2000 Index, and the NASDAQ Telecommunications Index for the four years commencing 1997 and ended 2000. Information for the stock price of DCTC was not available for the year ended 1996.

                GRAPH NOT INCLUDED IN ELECTRONIC FILING

Employment Agreements

The Company entered into an employment agreement dated August 15, 1998 with John J. Adams pursuant to which Mr. Adams renders services to the Company as its Vice President and Chief Marketing Officer, for an annual base salary of $90,000. The agreement carries a severance package worth a minimum of two years salary.

Director Compensation

   The Company's current policy is to compensate outside directors through common stock option grants by the Company. Each director who is not an employee of the Company or its subsidiaries is eligible to receive stock options in the discretion of the Board of Directors. For the 2000 fiscal year, Mr. Postelnik was granted options to purchase 200,000 shares of DCI stock at a price of $0.81 per share.

Executive Compensation

     The following tables set forth for the fiscal year ended March 31, 2000, certain information regarding the total remuneration paid and grants of options/SARs made to the chief executive officer and each of the executive officers of the Company and its subsidiaries and who received total cash compensation in excess of $100,000 during the period. These amounts reflect total cash compensation paid by the Company and its subsidiaries to these individuals during the fiscal years March 31, 2000, 1999, and 1998.

                      Summary Compensation Table
                                                    Long-Term Compensation
                                                     Awards      Payouts
                                                   Securities
                             Annual Compensation   Underlying     All Other
Name and                    Salary  Other Annual   Options/SARs Compensation
Principal Positions  Year     ($)   Compensation       (#)          ($)
Joseph J. Murphy     1998   115,000                   172,727
Chairman             1999   126,000                   590,727
and Director         2000   127,000                         -

Larry Shatsoff       1998    63,000                   154,545
Former Pres., COO    1999    90,000                   759,545
and Director         2000    91,000                         -

John J. Adams        1998     6,000                    84,090
Pres., CEO,          1999    75,000                   214,574
and Director         2000    76,000                         -

         Aggregated Options /SAR Exercised in Last Fiscal Year
                     and FY-End Option/SAR Values
                                                       Value of Unexercised
                                     Number of             In-the-Money
                                Unexercised Options/SARs  Options/SARs at
                                     at FY-End (#)           FY-End ($)
      Shares Acquired   Value         Exercisable/          Exercisable/
Name  on Exercise (#)   Realized($)  Unexercisable         Unexercisable
--         --               --            --                     --

                 Option/SAR Grants in Last Fiscal Year

                   % of Total Options/SARs
      Options/SARs  Granted to Employees   Exercise or Base  Expiration
Name   Granted (#)     in FiscalYear        Price ($/Sh)        Date
--       - -                - -                  - -            - -

Other Matters

      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

      It is important that your shares be represented at the meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the stamped, self-addressed envelope which has been enclosed.

                  By Order of the Board of Directors
                     ____________________________
                     John J. Adams, President/CEO

Dated: July 25, 2000